UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2014

Quest Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2580 Anthem Village Dr. Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 399-9777

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition of Disposition of Assets

As previously disclosed by Quest Solution, Inc. (the “Company”) in a Form 8-K filed on  November 19, 2014 (the “Initial Form 8-K”), the Company entered into a Stock Purchase Agreement on November 17, 2014 (the “Agreement”) with Bar Code Specialties, Inc., a California corporation (“BCS”), and David Marin, the sole stockholder of BCS (the “BCS Stockholder”), pursuant to which the Company agreed to purchase all outstanding shares of common stock of BCS held by the BCS Stockholder for an aggregate purchase price (the “Purchase Price”) of $11.00 million (the “Transaction”).   The Purchase Price is payable in the form of a five-year secured subordinated convertible promissory note (the “Stockholder Note”).  The Purchase Price is subject to certain adjustments after the closing of the Transaction based on the amount of working capital of the Company on the date of the closing.  The Stockholder Note is convertible any time at the election of the holder into shares of common stock of the Company (the “Common Stock”) at a conversion price of $2.00 per share.  In addition, the Agreement provides that the BCS Stockholder will be employed as Western Director of Sales following the closing of the Transaction.

The disclosures set forth in the Initial Form 8-K are hereby incorporated by reference into this Item 2.01.

On November 21, 2014, all closing conditions have been satisfied under the Agreement and the Company closed the Transaction (the “Closing Date”).

On November 24, 2014, the Company issued a press release announcing the closing of the Transaction, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The description above in this Item 2.01 is only a summary and qualified in its entirety by the Agreement, the Notes (as defined in the Initial Form 8-K), and the Security Agreement (as defined in the Initial Form 8-K), copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation

The disclosures set forth in Item 2.01 of this Form 8K are incorporated by reference into this Item 2.03.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer and Director

On November 20, 2014, the Board of Directors of the Company (the “Board”) appointed Mr. Scot Ross to serve as Chief Financial Officer of the Company and as member of the Board, effective immediately.  Mr. Ross was appointed as a director of the Board pursuant to the terms of the Agreement, which provide that following the Closing Date the Board shall consist of Messrs. Jason Griffith and Scot Ross.

Mr. Scot Ross, age 55, was the Executive Vice President and Chief Financial Officer of BCS from 2011 to November 2014.  From 2007 to 2010, Mr. Ross served as the Chief Financial Officer of BandCon, Inc., an Internet content service provider.  From 2002 to 2007, Mr. Ross served as the Chief Financial Officer and Director of M-Audio, a digital audio and music recording company that was sold to Avid Technologies in 2004.  From 2000 to 2002, he was the President and Chief Executive Officer of E-Commerce Exchange, a provider of e-commerce solutions, which was later sold to iPayment, Inc. From 1997 to 2000, Mr. Ross served as the Vice President and Chief Financial Officer of Fresh Start Bakeries, Inc., a supplier to McDonald’s Corporation.  Prior to that, Mr. Ross held executive financial and accounting management positions at venture backed private companies in various industries.  Mr. Ross holds a B.S. from the University of Southern California.

In connection with his appointment as the Chief Financial Officer, on November 20, 2014, Mr. Ross entered into an employment agreement (the “CFO Employment Agreement”) with the Company.  The CFO Employment Agreement has an initial term of five years (the “Initial Term”) and can be renewed automatically thereafter for one year until ten years after the date of the CFO Employment Agreement (“Renewal Term”), unless terminated early by the Company or Mr. Ross.

Concurrently, on November 20, 2014, Mr. Jason Griffith, the Chief Executive Officer of the Company, entered into an employment agreement (the “CEO Employment Agreement”) with the Company.

The agreements for both executives are filed as Exhibits to this 8-K.  Both will receive an annual base salary of $180,000, which will be increased at least by 5% per year.  They may be eligible to receive discretionary bonuses or acquisition bonuses at the sole discretion of the Board of its Compensation Committee.   In addition, the Executives will each be granted the following two stock options under the Company’s 2014 Inducement Award Plan, each with an exercise price of $0.50 per share:

•

A service-based stock option to purchase 1,200,000 shares of Common Stock.  This Option vests with respect to 200,000 shares on November 20, 2014, and the balance will vest in a series of twenty (20) equal installments on the last day of each complete calendar quarter over the five (5)-year period commencing on December 31, 2014, subject to their continuous service with the Company.

•

A performance-based stock option to purchase 2,200,000 shares of Common Stock.  This option will vest and become exercisable for all of the shares on November 21, 2023, provided that the Executive remains in continuous service with the Company on such date. The shares subject to the option will vest as follows: (a) if Company achieves annual net revenues between $100 million and $150 million in any given year, an additional 200,000 shares shall immediately vest; (b) if the Company achieves net revenues between $150 million and $200 million in any given year, an additional 400,000 shares shall immediately vest; (c) if the Company achieves annual net revenues between $200 million and $300 million in any given year, an additional 600,000 shares shall immediately vest; and (d) if the Company achieves annual net revenues in excess of $300 million in any given year, an additional 1,000,000 shares shall immediately vest (until in each case the option is fully vested).  In the event of any vesting event in (a) through (d) above where net income as a percentage of net revenues exceeds 10%, then the shares vesting on such event shall be increased by 50%.  In the event net income as a percentage of net revenues for such year is less than 5%, then the shares vesting on such event shall be decreased by 50%.

In the event the Company terminates the Executive’s employment for any reason or if the Executive resigns, the Company is required pay certain separation benefits, including (i) unpaid annual salary earned through the termination date; (ii) unused vacation; (iii) accrued and unpaid expenses; and (iv) other vested and accrued benefits to which he is entitled under the Company’s employee benefit plan.  In the event the Executive voluntarily resigns for “good reason” (as defined in their Employment Agreement) or the Company terminates their employment for any reason other than for cause (as defined under the Employment Agreement), the Company will be required to pay certain termination benefits, including (i) a lump sum payment equal to the greater of (A) unpaid annual salary through the end of the Initial Term or Renewal Term or (B) two years of annual salary and (ii) COBRA reimbursement.

On November 20, 2014, the Company issued a press release announcing the appointment of Mr. Ross, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Appointment of President

On November 20, 2014, the Board appointed Mr. Kurt Thomet to serve as President of the Company, effective immediately.

Mr. Kurt Thomet, age 55, was the Founder and President of Quest Solution, Inc. prior to its purchase by Amerigo Energy Inc., the prior name of the Registrant, in January 2014, and he has served as the President of Quest Marketing, Inc., a wholly-owned subsidiary of the Company, since its founding in 1994.  Prior to founding Quest Marketing, Inc., from 1993 to 1994, he served as the VAR (value-added-reseller) manager for Percon, Inc. a developer and manufacturer of mobile data terminals before it went public and sold to Spectra Physics.   From 1991 to 1993, Mr. Thomet served as the VAR manager for PI System Corp., a venture-backed company developing pen-based tablet computer products.  Prior to that from 1988 to 1991, Mr. Thomet served as a sales representative for public company Telxon Inc., a developer of the original Wi-Fi technology that was acquired by Cisco, and Telxon Inc. was sold to Symbol Technologies in 2000.

Mr. Thomet’s contract is for $17,205 per month along with a separate annual bonus amount to be paid equivalent to a 401K contribution for employees.

In January 2014, the Company acquired Quest Solution, Inc. (the “Target”) for an aggregate purchase price of $16,000,000.  As a part of the consideration for the acquisition, the Company issued to Mr. Thomet, who was then a shareholder of the Target, a promissory note for an original principal amount of $11,031,000 (the “Original Thomet Note”).

As previously disclosed in the Initial Form 8-K and in connection with the closing of the Transaction, Mr. Thomet has entered into amended and restated secured subordinated  promissory notes with the Company to amend and restate the Original Thomet Note (the “Restated Thomet Notes”).   The other shareholder of Quest Marketing, Inc. also entered into an amendment and restated secured subordinated promissory notes with the Company to amend and restate the Original Note (the “Restated Zicman Note”) with substantially identical terms as the Restated Thomet Notes.

The Restated Thomet Notes bear interest at a fixed rate of 1.89% per annum.  The principal balance and accrued interest on the Restated Thomet Notes will be paid in quarterly installments, and the amount of each such quarterly payment will be equal to the greater of $51,975 per quarter or Mr. Thomet’s pro rata share of the Maximum Payment (based on the then principal balance of the Stockholder Note, the Restated Thomet Notes and Restated Zicman Notes).  The term “Maximum Payment” for each quarter shall be an amount equal to 35% of the net income of the Company and its subsidiaries on a consolidated basis less (i) the Company’s consolidated interest expense, provision for taxes, depreciation and amortization and (ii) the amount of any required payments on certain senior indebtedness up to $8,000,000.  The Restated Note also provides the minimum 2015 payment on the Notes shall not be less than $2,000,000 of the principal balance and accrued interest on such notes and shall be paid no later than December 31, 2015. All remaining outstanding principal and interests under the Restated Notes are due on December 31, 2018.  The Restated Thomet Note contains customary events of defaults, including failure to make payments under the Restated Note and other indebtedness, voluntary and involuntary bankruptcy and a change of control of the Company.

As disclosed in the Initial Form 8-K, Mr. Thomet is also a party to the security agreement (the “Security Agreement”) pursuant to which the obligations of the Company under the Restated Notes is secured by substantially all of the assets and properties of the Company.

In addition, in January 2014, the Company issued to Mr. Thomet the following warrants to purchase shares of Common Stock:

•

A warrant to purchase 4,000,000 share of Common Stock at an exercise price of $1.00 per share.  Such warrant shall vest and become exercisable when the Company reaches $35,000,000 in sales.  This warrant expires on January 9, 2016.

•

A warrant to purchase 1,600,000 shares of Common Stock at an exercise price of $3.00 per share.  Such warrant shall vest when the Company’s securities are listed on NASDAQ, AMEX or a national securities exchange.  This warrant expires on January 9, 2017.

•

An agreement to issue 1,500,000 shares of Common Stock when the Company reaches $40,000,000 in sales.  This agreement expires on January 9, 2014.

The description above in this Item 5.02 is only a summary and qualified in its entirety by the Agreement, the Restated Thomet Notes, the Restated Zicman Notes, the Security Agreement, and the CFO Employment Agreement and CEO Employment Agreement copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

The Company intends to file all financial statements required by Item 9.01(a) of Form 8-K with respect to the Transaction, including any annual and interim financial statements of BCS, no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)  Pro Forma Financial Information

The Company intends to file all pro forma financial information required by Item 9.01(b) of Form 8-K with respect to the Transaction no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)  Exhibits.

Exhibit Number	Description of Document

4.1	Secured Subordinate Convertible Promissory Note to David Marin*
4.2	Amended and Restated Secured Subordinated Convertible Promissory Note to Kurt Thomet*
4.3	Amended and Restated Secured Subordinated Promissory Note to Kurt Thomet*
4.4	Amended and Restated Secured Subordinated Convertible Promissory Note to George Zicman*
4.5	Amended and Restated Secured Subordinated Promissory Note to George Zicman*
4.6	Employment Contract, Scot Ross, Chief Financial Officer*
4.7	Employment Contract, Jason Griffith, Chief Executive Officer*
10.1	Stock Purchase Agreement dated November 17, 2014 between the Company, BCS and the BCS Stockholder*
10.2	Security Agreement dated November 21, 2014 between the Company in favor of David Marin, Kurt Thomet and George Zicman*
10.3	Security Agreement dated November 21, 2014 between Bar Code Specialties, Inc. in favor of David Marin, Kurt Thomet and George Zicman*
16.5	Financial statements and footnotes for BCS for the nine months ended September 30, 2014, and for year ended December 31, 2013 and 2012
16.6	Proforma financials for Quest Solution and Bar Code Specialties as of September 30, 2014, December 31, 2013 and 2012
99.1	Press Release date November 20, 2014 announcing appointment of CFO*
99.2	Press Release date November 24, 2014 announcing closing of transaction*

* filed with the original Form 8-K on November 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quest Solution, Inc.

January 20, 2014	/s/ Jason F. Griffith
Chief Executive Officer